ZIRKLE, LONG, TRIGUEIRO & WARD, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS
Eugene, Oregon 97401

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report on Form 10-K for the year ended December 31, 2005 of our report on the consolidated financial statements of Pacific Continental Corporation, included in the Annual Report to Shareholders of Pacific Continental Corporation for the years ended December 31, 2004 and 2003.

ZIRKLE, LONG, TRIGUEIRO & WARD, L.L.C.

Eugene, Oregon
March 2, 2006